UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 5, 2015

WireCo WorldGroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174896	27-0061302
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2400 West 75th Street, Prairie Village, Kansas 66208
(Address of principal executive offices and zip code)

(816) 270-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 5, 2015, WireCo WorldGroup Inc. will hold its third quarter 2015 investor call as previously announced on November 3, 2015. The presentation attached hereto as Exhibit 99.1 will be utilized during the conference call. The presentation is also available at www.wirecoworldgroup.com under the presentations and events page of the investors section.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. WireCo WorldGroup Inc. undertakes no duty or obligation to publicly update or revise the information contained in this Current Report and cautions that the information included in this Current Report under Item 2.02, including Exhibit 99.1, is current only as of November 5, 2015 and may change thereafter.

Included in Exhibit 99.1 are schedules regarding certain financial information of WireCo WorldGroup (Cayman) Inc., its wholly-owned subsidiaries, including WireCo WorldGroup Inc., and subsidiaries in which it has a controlling interest (collectively, the “Company”). To supplement the Company's consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses the non-GAAP financial measures (“Non-GAAP Financial Measures”) Adjusted EBITDA, Adjusted Working Capital, Net Debt and Free Cash Flow. These Non-GAAP Financial Measures are provided to enhance the user’s overall understanding of the Company's financial performance and liquidity, and as required, are also reconciled to GAAP. Management uses these Non-GAAP Financial Measures in evaluating the Company's performance and in determining debt covenant calculations. These Non-GAAP Financial Measures should not be viewed as an alternative to GAAP measures of performance.

Item 9.01        Financial Statements and Exhibits

(d)    Exhibits

99.1    Third Quarter 2015 Investor Call Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.
(Registrant)

Dated:	November 5, 2015	By:	/s/ Brian G. Block
Brian G. Block
Senior Vice President and Chief Financial Officer